Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 500 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Westlake Chemical Corporation

(Exact name of obligor as specified in its charter)

Delaware	76-0346924
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Table of Additional Registrants

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Geismar Holdings, Inc.	Delaware	33-1036002
GVGP, Inc.	Delaware	71-0921650
Westlake Chemical Investments, Inc.	Delaware	76-0664309
Westlake Geismar Power Company LLC	Delaware	35-2330798
Westlake Longview Corporation	Delaware	61-1496835
Westlake Management Services, Inc.	Delaware	76-0321065
Westlake NG I Corporation	Delaware	30-0343980
Westlake Olefins Corporation	Delaware	52-1629821
Westlake Pipeline Investments LLC	Delaware	27-3400646
Westlake Polymers LLC	Delaware	76-0144230
Westlake PVC Corporation	Delaware	76-0346192
Westlake Resources Corporation	Delaware	76-0321064

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Westlake Styrene LLC	Delaware	76-0294926
Westlake Supply and Trading Company	Delaware	76-0377613
Westlake Vinyl Corporation	Delaware	76-0414632
Westlake Vinyls Company LP	Delaware	06-1641487
Westlake Vinyls, Inc.	Delaware	76-0542667
WPT LLC	Delaware	76-0469048
Westlake Petrochemicals LLC	Delaware	76-0553330
Westech Building Products (Evansville) LLC	Delaware	81-2373646
North American Specialty Products LLC	Delaware	46-2429042
Lagoon LLC	Delaware	81-3419020
Axiall Corporation	Delaware	58-1563799
Axiall Holdco, Inc.	Delaware	46-4153802
Axiall Noteco, Inc.	Delaware	47-2798878
Axiall Ohio, Inc.	Delaware	46-1252288
Axiall, LLC	Delaware	06-1559253
Eagle Holdco 3 LLC	Delaware	46-1726321
Eagle Natrium LLC	Delaware	46-1260242
Eagle Pipeline, Inc.	Louisiana	74-2446833
Eagle Spinco Inc.	Delaware	46-0769929
Eagle US 2 LLC	Delaware	46-1269681
Georgia Gulf Lake Charles, LLC	Delaware	06-1559251
PHH Monomers, L.L.C.	Louisiana	52-1930252
Plastic Trends, Inc.	Michigan	38-1869628
Rome Delaware Corporation	Delaware	20-5546010
Royals Building Products (USA) Inc.	Delaware	98-0186359
Royal Plastics Group (U.S.A.) Limited	Delaware	51-0398456

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip code)

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 7th day of April, 2017.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/	Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business December 31, 2016, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,645
Interest-bearing balances	278,360
Securities:
Held-to-maturity securities	0
Available-for-sale securities	719,638
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	11,405
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	50,819
Other assets	187,830

Total assets	$2,106,010

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LIABILITIES

Deposits:
In domestic offices	616
Noninterest-bearing	616
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	292,769
Total liabilities	293,385
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,729
Not available
Retained earnings	690,002
Accumulated other comprehensive income	-1,106
Other equity capital components	0
Not available
Total bank equity capital	1,812,625
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,812,625

Total liabilities and equity capital	2,106,010

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty	) CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President William D. Lindelof, Director Alphonse J. Briand, Director	) ) Directors (Trustees) )

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